                                                                    EXHIBIT 99.1


[REGIONS LOGO]

Jan. 18, 2005

REGIONS FINISHES HISTORIC 2004 WITH HEALTHY PROFITS,
CONTINUES SUCCESSFUL INTEGRATION

BIRMINGHAM, Ala. - Regions Financial Corporation (NYSE:RF) today announced highlights for its quarter ended Dec. 31, 2004, including:

      - Earnings of $0.50 per diluted share or $0.56 excluding $0.06 in merger and other charges (see Note 1 on page 4 for additional details)

      -     On-plan merger integration efforts

      -     Good loan and deposit growth in core banking franchise

      -     Stable net interest income and increasing margin

      -     Reduction in earning assets due to balance sheet management

      -     Strong credit quality

      -     Pickup in Morgan Keegan revenue, profits

      -     Disappointing conforming mortgage results

"The fourth quarter capped a year of positive change for Regions and strengthened our foundation for ongoing profit improvement," said Regions Chairman and CEO Carl E. Jones Jr. "Fourth-quarter earnings reflect improved capital markets business, good core banking results, excellent credit quality and incremental merger-related cost saves; but a challenging mortgage banking climate and investment spending are having a dampening effect.

"In addition, merger integration is right on track, with the first round of bank branch conversions scheduled for April 2005," Jones said. "Targeted cost saves are being realized, asset quality continues to be strong, and we are achieving net growth in community banking customers, loans, and deposits, even as merger integration continues.

"Still, there's more work to be done and incremental investments to be made if we are to fully capitalize on Regions' significant longer-term growth opportunities," he added. "We have been reviewing investment needs that will likely lead to higher 2005 related expenditures. In fact, fourth quarter 2004 results include some step-up in investment spending." Jones said the Regions management team believes long-term benefits resulting from these investments will far outweigh any modest short-term earnings effect.

"We remain excited about Regions' prospects and look for further positive change this year as we strive to build a better, more profitable franchise," he said.

                               Continued Next Page

Jan. 18, 2005
Page 2

FOURTH QUARTER EPS OF $0.56 AFTER SIGNIFICANT ITEMS (SEE NOTE 1 ON PAGE 4 FOR ADDITIONAL DETAILS)

Fourth quarter 2004 net income was $236.5 million, or $0.50 per diluted share, including after-tax merger-related and other costs of $26.0 million ($0.06 per diluted share). This compares to third quarter 2004's $0.55 per diluted share, including $0.02 of merger-related and other costs.

For the full year 2004, Regions earned $823.8 million, or $2.19 per diluted share, including $40.5 million ($0.10 per diluted share) in after-tax merger-related and other costs and $6.0 million ($0.02 per diluted share) related to the adoption of an accounting pronouncement (EITF 03-6). Regions' July 1, 2004, merger with Union Planters Corporation was accounted for as a purchase, therefore, 2003 financial data are only for legacy Regions and do not include the former Union Planters. In 2003, legacy Regions reported fourth-quarter and full-year net income totaling $163.8 million and $651.8 million, or a respective $0.59 and $2.35 per diluted share.

MERGER INTEGRATION ON PLAN

The integration process is going well and as planned. During the fourth quarter, new sales training programs were begun for legacy Union Planters associates and 2005 incentive plan and sales campaigns were rolled out company-wide. Additional training is also under way for legacy Regions associates. "As 2005 unfolds, these efforts should allow us to better serve our customers' needs, attract new, quality business, and build overall momentum," said Regions President Jackson W. Moore, who is responsible for the company's banking unit.

In the first quarter of 2005, Regions is ramping up to begin bank branch conversions. The first round, scheduled for April, includes 170 branches, located mainly in parts of Arkansas, Louisiana, Texas, north Alabama, south Kentucky and Tennessee.

Regions achieved $24 million of merger-related cost savings in the fourth quarter, bringing total 2004 savings to approximately $30 million.

BANKING FRANCHISE POSTS ENCOURAGING RESULTS

Regions' banking operations performed well in the fourth quarter, especially given a flattening yield curve. Taxable equivalent net interest income was up slightly linked quarter, to $695.3 million, helped by an increased net interest margin of 3.76%, but offset by a decline in the average securities portfolio. Active balance sheet management and the flattening yield curve led management to withhold reinvestment of the funds in the quarter.

Community banking loans and deposits continued to grow at a steady pace, or an annualized 8% and 7%, respectively, compared to third quarter 2004 averages. Home equity and commercial real estate credit demand was good, while commercial loan demand remained lackluster. Low-cost demand deposit accounts and retail certificates of deposit were drivers of deposit growth.

NON-PERFORMING ASSETS DROP

Credit quality remained very good in the fourth quarter, with no surprises. Non-performing assets declined another 2% linked quarter, to $452.3 million (0.79% of loans and other real estate) from third quarter's $462.2 million. Net loan charge-offs totaled $47 million, or an annualized 0.33% of average loans, which bettered management's previously stated year-end goal of 0.40%. After recording a loan loss provision of $45 million, Regions' loan loss allowance-to-total loans ended the year at 1.31%.

MORGAN KEEGAN IMPROVES REVENUES, PROFITS

Morgan Keegan revenues and after-tax profits picked up in the fourth quarter to $203.7 million and $23.8 million, respectively, or 15% and 22% above the preceding period. Trading volumes improved, as did deal flow in both fixed income and equity capital markets. Notably, Morgan Keegan raised $360 million in an IPO of a closed-end fund, RMK Advantage Income Fund, Inc.

                               Continued Next Page

Jan. 18, 2005
Page 3

"We're pleased with Morgan Keegan's fourth-quarter rebound," Regions Vice Chairman and Morgan Keegan Chairman Allen B. Morgan, Jr. said. "As steps are taken to more effectively leverage Regions' expanded customer base, this part of our company should increasingly participate in any further strengthening of capital markets activities."

CONFORMING MORTGAGE DISAPPOINTS

Conforming mortgage results negatively affected Regions' bottom line results for the fourth quarter. The unit's profit was $850 thousand in the quarter, down from a profit of $3.4 million in the third quarter of 2004. Reduced industry demand is taking a particular toll on Regions' conforming mortgage originations; Regions Mortgage's fourth quarter originations declined to $2.4 billion from third quarter's $2.5 billion. "We're clearly disappointed in the results of our conforming mortgage subsidiary," Jones said. "We are committed to right-sizing our cost structure to current production levels. Currently, we are evaluating strategies around our wholesale origination platform and our servicing platform."

NON-CONFORMING MORTGAGE MEETS EXPECTATIONS FOR YEAR, BUT DOWN FOR QUARTER

EquiFirst, Regions' non-traditional mortgage operation, reported a 25% increase in residential mortgage originations to $1.7 billion from third quarter's $1.3 billion. Its ramped-up Western U.S. operations continue to grow, boosting volumes. However, premium compression affected gain on sale revenues negatively, contributing to a decline in after-tax profitability of the unit to $7.3 million from third quarter's $9.7 million.

"EquiFirst continues to positively impact Regions' overall mortgage banking business," said Jones. "While industry forces are creating pressure on profitability and production volumes, our West Coast operations are helping maintain steady growth in the non-conforming segment."

                               Continued Next Page

Jan. 18, 2005
Page 4

RECONCILIATION TO GAAP FINANCIAL MEASURES

                                                                                                  Diluted
                        2004                                        Pre-tax       After-tax         EPS
----------------------------------------------------               --------       ---------     -----------
FOURTH QUARTER:
GAAP EARNINGS-COMMON SHAREHOLDERS                                  $  343.0        $  236.5       $  0.50
      Significant items impact:(1)
         Merger and other charges                                     (35.0)          (26.0)        (0.06)
                                                                   --------       ---------       -------
            Net impact                                                (35.0)          (26.0)        (0.06)
                                                                   --------       ---------       -------
      Earnings excluding significant items                         $  378.0        $  262.5       $  0.56
                                                                   ========       =========       =======
THIRD QUARTER:
GAAP EARNINGS-COMMON SHAREHOLDERS                                  $  365.7        $  255.5       $  0.55
      Significant items impact:(1)
         Merger and other charges                                     (12.4)           (8.7)        (0.02)
         Gain on sale of securities                                    49.9            35.0          0.07
         Mortgage servicing rights impairment                         (50.0)          (35.1)        (0.07)
         Effect of EITF 03-6 adoption                                     -            (1.3)            -
                                                                   --------       ---------       -------
            Net impact                                                (12.5)          (10.1)        (0.02)
                                                                   --------       ---------       -------
      Earnings excluding significant items                         $  378.2        $  265.6       $  0.57
                                                                   ========       =========       =======
SECOND QUARTER (2):
GAAP EARNINGS-COMMON SHAREHOLDERS                                  $  228.5        $  159.3       $  0.58
      Significant items impact:(1)
         Merger and other charges                                      (8.2)           (5.8)        (0.02)
         Losses on early retirement of FHLB advances                  (39.6)          (28.1)        (0.10)
         Mortgage servicing rights recapture                           40.0            28.4          0.10
         Effect of EITF 03-6 adoption                                     -            (2.7)        (0.01)
                                                                   --------       ---------       -------
            Net impact                                                 (7.8)           (8.2)        (0.03)
                                                                   --------       ---------       -------
      Earnings excluding significant items                         $  236.3        $  167.5       $  0.61
                                                                   ========       =========       =======
FIRST QUARTER (2):
GAAP EARNINGS-COMMON SHAREHOLDERS                                  $  238.4        $  166.6       $  0.60
      Significant items impact:(1)
         Gain on sale of securities                                    12.8             9.1          0.03
         Mortgage servicing rights impairment                         (12.0)           (8.5)        (0.03)
         Effect of EITF 03-6 adoption                                     -            (2.0)        (0.01)
                                                                   --------       ---------       -------
            Net impact                                                  0.8            (1.4)        (0.01)
                                                                   --------       ---------       -------
      Earnings excluding significant items                         $  237.6        $  168.0       $  0.61
                                                                   --------       ---------       -------

(1)The table above presents the computation of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the table below for computation of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the period presented.

(2)Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

ABOUT REGIONS FINANCIAL CORPORATION

REGIONS FINANCIAL CORPORATION (NYSE: RF), HEADQUARTERED IN BIRMINGHAM, ALA., IS A FULL-SERVICE PROVIDER OF RETAIL AND COMMERCIAL BANKING, SECURITIES BROKERAGE, MORTGAGE, AND INSURANCE PRODUCTS AND SERVICES. WITH ITS MERGER WITH FORMER UNION PLANTERS CORP. COMPLETE, REGIONS HAD ASSETS OF $84.1 BILLION AS OF DEC. 31, 2004, MAKING IT ONE OF THE NATION'S TOP 15 FINANCIAL SERVICES PROVIDERS. REGIONS' BANKING SUBSIDIARIES, REGIONS BANK AND UNION PLANTERS BANK, OPERATE SOME 1,400 OFFICES AND A 1,700-ATM NETWORK ACROSS A 15-STATE GEOGRAPHIC FOOTPRINT IN THE SOUTH, MIDWEST AND TEXAS. ITS INVESTMENT AND SECURITIES BROKERAGE, TRUST AND ASSET MANAGEMENT DIVISION, MORGAN KEEGAN & COMPANY INC., PROVIDES SERVICES FROM MORE THAN 145 OFFICES. ADDITIONAL INFORMATION ABOUT THE NEW REGIONS, WHICH IS A MEMBER OF BOTH THE FORBES AND FORTUNE 500 AND OPERATES ONE OF THE TOP 20 MORTGAGE COMPANIES IN THE UNITED STATES, CAN BE FOUND AT WWW.REGIONS.COM.

                              Continued Next Page

Jan. 18, 2005
Page 5

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                                             Three Months Ended                               Year Ended
                                                 December 31                                  December 31
                                          ------------------------                      ----------------------
                                            2004          2003         Change               2004        2003     Change
                                          --------     -----------    --------          -----------   --------   ------
Earnings

Net income                                $236,460     $   163,753       44%            $   823,765   $651,841     26%
Net income available to common
  shareholders                            $236,460     $   163,753       44%            $   817,745   $651,841     25%

Per share:
 Net income                               $   0.51     $      0.60      -15%            $      2.22   $   2.38     -7%
 Net income--diluted                      $   0.50     $      0.59      -15%            $      2.19   $   2.35     -7%
 Cash dividends declared                  $   0.33     $      0.26       27%            $      1.33   $   1.00     33%

                                                                      December 31
                                                       --------------------------------------------
                                                           2004                             2003       Change
                                                       -----------                      -----------   --------
Financial Condition

Total assets                                           $84,106,438                      $48,597,996      73%
Loans, net of unearned income                          $57,526,954                      $32,184,323      79%
Securities                                             $12,616,589                      $ 9,087,804      39%
Total earning assets                                   $74,165,944                      $44,508,154      67%
Total deposits                                         $58,667,023                      $32,732,535      79%
Stockholders' equity                                   $10,749,457                      $ 4,452,115     141%
Stockholders' equity per share                         $     23.06                      $     16.25      42%

Selected Ratios

Return on average stockholders' equity                       10.91%                           15.06%
Return on average total assets                                1.23%                            1.34%
Stockholders' equity to total assets                         12.78%                            9.16%
Allowance for loan losses as a
 percentage of loans, net of unearned
  income                                                      1.31%                            1.41%
Loans, net of unearned income, to
   total deposits                                            98.06%                           98.33%
Net charge-offs to average loans                              0.29%                            0.33%

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on January 18, 2005, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Regions Financial Corporation's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the company's annual report or Form 10-K for the most recently ended fiscal year.

                                      -END-

[REGIONS LOGO]      FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2004 EARNINGS RELEASE

SUMMARY

Quarterly earnings of $0.50 per diluted share

- Equates to $0.56 per diluted share, excluding merger charges of $0.06 per share (see page 2 for add'l details)

- Earnings driven by good growth in loans and deposits, increasing brokerage revenues and strong credit quality, offset by a decline in mortgage and slightly higher non-interest expenses

Positive trends in banking unit

- Quarterly FTE net interest income increased to $695.3 million; net interest margin increased to 3.76%

- Net interest income affected by lack of reinvestment of third quarter security sale proceeds

- Community banking loan growth of 8%, linked-quarter average, annualized, driven by commercial real estate and home equity lines of credit

- Community banking deposit growth of 7%, linked-quarter average, annualized, primarily attributable to interest-free deposits, interest-bearing checking and CD's

Strong credit quality

- Quarterly net charge-offs of $47 million or 33 bps. of average loans, annualized

- Non-performing assets declined 2% to $452 million or 0.79% of loans and other real estate at December 31, 2004, compared to 0.81% at September 30, 2004

Pickup in Morgan Keegan revenue, profits

-     Morgan Keegan revenues increased 15% to $204 million in the fourth quarter

-     Profit increased 22% to $23.8 million in the fourth quarter

- Successful offering of RMK Advantage Income Fund in the fourth quarter contributed approximately $12 million to total revenues

Mixed mortgage results

- Mortgage revenues of $96.7 million in 4Q04, down 10% compared to 3Q04 levels

- 25% linked quarter increase in non-conforming origination volume to $1.7 billion

- 23% linked quarter decline in total gain on sale of mortgages to $24.9 million

-     4% linked quarter decline in conforming mortgage volume to $2.4 billion

- Planning of initiatives to improve conforming mortgage cost structure is underway

Cost saves of approximately $24 million realized this quarter

-     Primarily related to FTE reductions and renegotiated contracts

- Investments in people and new branches increased expenses in the fourth quarter and will be followed by additional investments in 2005 for the long term growth of the business

Merger integration on plan and going well

- Sales training of legacy Union Planters bankers completed successfully in fourth quarter

-     Signage change initiative underway in non-overlap areas

- First round of bank branch conversions scheduled to begin in the second quarter

-     Pleased with integration progress; Expectation of completion remains 4Q05

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 2

SIGNIFICANT ITEMS AFFECTING EARNINGS

RECONCILIATION TO GAAP FINANCIAL MEASURES

The tables below present computations of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the tables below for computations of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the periods presented.

    SIGNIFICANT ITEMS AFFECTING REGIONS FINANCIAL CORPORATION EARNINGS
               ($ in millions, except diluted per share amounts)

                                                                                                 Diluted
                      2004                                   Pre-tax        After-tax              EPS
-------------------------------------------------            -------        ---------            -------
FOURTH QUARTER:
GAAP EARNINGS-COMMON SHAREHOLDERS                            $ 343.0        $   236.5            $  0.50
   Significant items impact:(1)
      Merger and other charges                                 (35.0)           (26.0)             (0.06)
                                                             -------        ---------            -------
         Net impact                                            (35.0)           (26.0)             (0.06)
                                                             -------        ---------            -------
  Earnings excluding significant items                       $ 378.0        $   262.5            $  0.56
                                                             =======        =========            =======
THIRD QUARTER:
GAAP EARNINGS-COMMON SHAREHOLDERS                            $ 365.7        $   255.5            $  0.55
   Significant items impact:(1)
      Merger and other charges                                 (12.4)            (8.7)             (0.02)
      Gain on sale of securities                                49.9             35.0               0.07
      Mortgage servicing rights impairment                     (50.0)           (35.1)             (0.07)
      Effect of EITF 03-6 adoption (3)                             -             (1.3)                 -
                                                             -------        ---------            -------
         Net impact                                            (12.5)           (10.1)             (0.02)
                                                             -------        ---------            -------
  Earnings excluding significant items                       $ 378.2        $   265.6            $  0.57
                                                             =======        =========            =======
SECOND QUARTER (2)(4):
GAAP EARNINGS-COMMON SHAREHOLDERS                            $ 228.5        $   159.3            $  0.58
   Significant items impact:(1)
      Merger and other charges                                  (8.2)            (5.8)             (0.02)
      Losses on early retirement of FHLB advances              (39.6)           (28.1)             (0.10)
      Mortgage servicing rights recapture                       40.0             28.4               0.10
      Effect of EITF 03-6 adoption (3)                             -             (2.7)             (0.01)
                                                             -------        ---------            -------
         Net impact                                             (7.8)            (8.2)             (0.03)
                                                             -------        ---------            -------
  Earnings excluding significant items                       $ 236.3        $   167.5            $  0.61
                                                             =======        =========            =======

FIRST QUARTER (2)(4):
GAAP EARNINGS-COMMON SHAREHOLDERS                            $ 238.4        $   166.6            $  0.60
   Significant items impact:(1)
      Gain on sale of securities                                12.8              9.1               0.03
      Mortgage servicing rights impairment                     (12.0)            (8.5)             (0.03)
      Effect of EITF 03-6 adoption (3)                             -             (2.0)             (0.01)
                                                             -------        ---------            -------
         Net impact                                              0.8             (1.4)             (0.01)
                                                             -------        ---------            -------
  Earnings excluding significant items                       $ 237.6        $   168.0            $  0.61
                                                             =======        =========            =======

(1) Positive/(negative) impact on GAAP earnings.

(2) Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(3) Effective second quarter 2004 and retroactively applied, EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement entered into March 9, 2004 which included a forward agreement, considered a participating security. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of the application of this EITF. As the position was closed out during the third quarter, basic and diluted EPS for the third quarter were reduced by less than $0.01 per share.

(4) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 3

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)

    ($ amounts in thousands)             12/31/04          9/30/04          6/30/04 (2)        3/31/04 (2)       12/31/03 (2)
---------------------------------      -----------       -----------        -----------        -----------       ------------
Assets:
Cash and due from banks                $ 1,853,399       $ 1,720,573        $ 1,254,432        $   970,762       $  1,255,853
Interest-bearing deposits
  in other banks                           115,018           135,291             35,802            102,408             96,537
Securities held to maturity                 31,152            30,700             31,639             31,990             30,943
Securities available for sale           12,585,437        12,136,226          8,717,580          8,473,044          9,056,861
Trading account assets                     928,676         1,184,308            754,213            790,864            816,074
Loans held for sale                      1,783,331         1,823,037          1,231,132          1,436,812          1,241,852
Federal funds sold and securities
  purchased under agreement
  to resell                                717,563           571,833            810,581            594,064            577,989
Margin receivables                         477,813           516,914            549,673            547,955            503,575
Loans                                   57,735,564        57,317,386         33,863,816         33,000,869         32,414,848
Unearned income                           (208,610)         (220,806)          (227,032)          (231,119)          (230,525)
                                       -----------       -----------        -----------        -----------       ------------
           Loans, net of unearned
            income                      57,526,954        57,096,580         33,636,784         32,769,750         32,184,323
Allowance for loan losses                 (754,721)         (756,750)          (452,677)          (455,566)          (454,057)
                                       -----------       -----------        -----------        -----------       ------------
           Net Loans                    56,772,233        56,339,830         33,184,107         32,314,184         31,730,266
Premises and equipment                   1,089,094         1,096,497            639,822            631,186            629,638
Interest receivable                        345,563           322,734            182,636            182,116            194,501
Due from customers on
  acceptances                               31,982            29,441              9,604             35,058             61,053
Excess purchase price                    4,992,563         4,993,506          1,101,425          1,089,308          1,083,416
Mortgage servicing rights                  396,553           400,950            156,774            113,099            126,846
Other identifiable intangible
  assets                                   356,880           369,739             16,002              5,363              4,068
Other assets                             1,629,181         2,405,464          1,081,371          1,458,730          1,188,524
                                       -----------       -----------        -----------        -----------       ------------
                                       $84,106,438       $84,077,043        $49,756,793        $48,776,943       $ 48,597,996
                                       ===========       ===========        ===========        ===========       ============
Liabilities and Stockholders' Equity:
Deposits
    Non-interest-bearing               $11,424,137       $11,322,011        $ 5,953,180        $ 5,918,325       $  5,717,747
    Interest-bearing                    47,242,886        45,267,246         28,483,781         25,507,248         27,014,788
                                       -----------       -----------        -----------        -----------       ------------
      Total Deposits                    58,667,023        56,589,257         34,436,961         31,425,573         32,732,535
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and
        securities sold under agree-
        ment to repurchase               4,679,926         4,885,534          3,702,172          4,447,518          3,031,706
      Commercial paper                           -                 -                  -                  -              5,500
      Other short-term
        borrowings                       1,315,685         2,006,579          1,110,863          1,441,916          1,389,832
                                       -----------       -----------        -----------        -----------       ------------
         Total Short-term
           Borrowings                    5,995,611         6,892,113          4,813,035          5,889,434          4,427,038
    Long-term borrowings                 7,239,585         7,488,240          4,580,054          5,768,131          5,711,752
                                       -----------       -----------        -----------        -----------       ------------
      Total Borrowed Funds              13,235,196        14,380,353          9,393,089         11,657,565         10,138,790
Bank acceptances
  outstanding                               31,982            29,441              9,604             35,058             61,053
Other liabilities                        1,422,780         2,402,702          1,542,543          1,232,289          1,213,503
                                       -----------       -----------        -----------        -----------       ------------
      Total Liabilities                 73,356,981        73,401,753         45,382,197         44,350,485         44,145,881

Stockholders' equity:
    Common stock                             4,671             4,638              2,716 (1)        140,177            139,598
    Surplus                              7,126,408         7,034,904            970,024 (1)      1,000,479            983,669
    Undivided profits                    3,662,971         3,581,794          3,479,106          3,407,590          3,329,023
    Treasury stock                         (29,395)                -                  -           (206,825)           (49,944)
    Unearned restricted stock              (65,451)          (33,559)           (36,904)           (15,075)           (13,771)
    Accumulated other comprehensive
      income(loss)                          50,253            87,513            (40,346)           100,112             63,540
                                       -----------       -----------        -----------        -----------       ------------
         Total Stockholders'
           Equity                       10,749,457        10,675,290          4,374,596          4,426,458          4,452,115
                                       -----------       -----------        -----------        -----------       ------------
                                       $84,106,438       $84,077,043        $49,756,793        $48,776,943        $48,597,996
                                       ===========       ===========        ===========        ===========       ============

(1) June 30, 2004, Common Stock and Surplus has been restated to post-merger terms, giving effect to the change in par value from $0.625 per share to $0.01 per share and exchange of 1.2346 shares for each 1 share of old Regions shares in connection with the July 1, 2004 merger with Union Planters.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 4

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

($ amounts in thousands, except per share amounts)

                                                              Quarter Ended
                                         ------------------------------------------------------------
                                         12/31/04    9/30/04   6/30/04 (2)  3/31/04 (2)  12/31/03 (2)
                                         --------    -------   -----------  -----------  ------------
Interest Income:
  Interest and fees on loans             $773,574   $720,485    $ 413,613     $411,012    $ 412,031
                                         --------   --------    ---------     --------    ---------
  Interest on securities:
     Taxable interest income              123,465    141,864       82,123       86,557       85,460
     Tax-exempt interest income             7,154      7,215        5,289        5,661        5,839
                                         --------   --------    ---------     --------    ---------
     Total Interest on Securities         130,619    149,079       87,412       92,218       91,299
  Interest on loans held for sale          33,235     39,788       25,044       19,971       24,722
  Interest on margin receivables            5,615      4,993        4,434        4,192        4,070
  Income on federal funds sold and
    securities purchased under
    agreement to resell                     2,652      2,223        1,448        1,378        1,549
  Interest on time deposits in
    other banks                               442        315           18           22           37
  Interest on trading account assets       10,309      8,794        5,911        6,889        6,569
                                         --------   --------    ---------     --------    ---------
     Total Interest Income                956,446    925,677      537,880      535,682      540,277

Interest Expense:
  Interest on deposits                    173,734    152,841       85,998       84,054       86,885
  Interest on short-term borrowings        37,070     33,122       18,157       19,651       19,995
  Interest on long-term borrowings         68,371     63,811       52,862       52,980       53,879
                                         --------   --------    ---------     --------    ---------
     Total Interest Expense               279,175    249,774      157,017      156,685      160,759
                                         --------   --------    ---------     --------    ---------
     Net Interest Income                  677,271    675,903      380,863      378,997      379,518

Provision for loan losses                  45,000     43,500       25,000       15,000       30,000
                                         --------   --------    ---------     --------    ---------
     Net Interest Income After
       Provision for Loan Losses          632,271    632,403      355,863      363,997      349,518

Non-Interest Income:
  Brokerage and investment banking        145,926    122,285      128,886      138,203      135,634
  Trust department income                  29,824     30,386       21,668       20,691       17,797
  Service charges on deposit
    accounts                              133,381    139,286       73,607       71,868       73,042
  Mortgage servicing and origination
    fees                                   41,227     46,166       19,868       21,584       20,339
  Securities gains (losses), net              197     49,937          149       12,803           (2)
  Other                                   108,706    118,180       86,695       92,831       76,249
                                         --------   --------    ---------     --------    ---------
     Total Non-Interest Income            459,261    506,240      330,873      357,980      323,059

Non-Interest Expense:
  Salaries and employee benefits          431,953    422,858      283,361      286,903      274,526
  Net occupancy expense                    53,794     52,481       25,985       27,800       27,748
  Furniture and equipment expense          32,427     32,079       19,341       18,130       20,374
  Impairment (recapture) of MSR's               -     50,000      (40,000)      12,000            -
  Other                                   230,385    215,490      169,556      138,763      120,990
                                         --------   --------    ---------     --------    ---------
     Total Non-Interest Expense           748,559    772,908      458,243      483,596      443,638
                                         --------   --------    ---------     --------    ---------
   Income Before Income Taxes             342,973    365,735      228,493      238,381      228,939
Applicable income taxes                   106,513    108,989       66,469       69,846       65,187
                                         --------   --------    ---------     --------    ---------
     Net Income                          $236,460   $256,746    $ 162,024     $168,535    $ 163,752
                                         ========   ========    =========     ========    =========
     Net income available to
      common shareholders                $236,460   $255,450    $ 159,263     $166,572    $ 163,753
                                         ========   ========    =========     ========    =========
Average shares outstanding--
  during quarter (1)                      465,629    462,606      271,024      273,270      274,169
Average shares outstanding--during
  quarter, diluted (1)                    472,833    468,125      274,564      277,278      278,556
Actual shares outstanding--
  end of quarter (1)                      466,241    463,766      271,573      270,055      274,040
Net income per share (1)                 $   0.51   $   0.55    $    0.59     $   0.61    $    0.60
Net income per share, diluted (1)        $   0.50   $   0.55    $    0.58     $   0.60    $    0.59
Dividends per share (1)                  $   0.33   $   0.33    $    0.33     $   0.33    $    0.26

Taxable equivalent net interest income   $695,345   $694,217    $ 397,089     $395,411    $ 396,831

(1) Share and per share amounts for all periods presented prior to 9/30/04 have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

(3) Certain amounts in prior periods have been adjusted to reflect current period presentation.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 5

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

($ amounts in thousands, except per share amounts)

                                                             Year Ended
                                                             December 31
                                                       ------------------------
                                                        2004 (3)     2003 (3)
                                                        --------     --------
Interest Income:
  Interest and fees on loans                           $2,318,684   $ 1,702,299
  Interest on securities:
   Taxable interest income                                434,009       348,765
   Tax-exempt interest income                              25,319        24,355
                                                       ----------   -----------
   Total Interest on Securities                           459,328       373,120
  Interest on loans held for sale                         118,038        95,680
  Interest on margin receivables                           19,234        15,921
  Income on federal funds sold and
   securities purchased under agreement
   to resell                                                7,701         5,828
  Interest on time deposits in other banks                    797           189
  Interest on trading account assets                       31,903        26,093
                                                       ----------   -----------
   Total Interest Income                                2,955,685     2,219,130

Interest Expense:
  Interest on deposits                                    496,627       430,353
  Interest on short-term borrowings                       108,000       101,075
  Interest on long-term borrowings                        238,024       213,104
                                                       ----------   -----------
   Total Interest Expense                                 842,651       744,532
                                                       ----------   -----------
   Net Interest Income                                  2,113,034     1,474,598

Provision for loan losses                                 128,500       121,500
                                                       ----------   -----------
   Net Interest Income After Provision
    for Loan Losses                                     1,984,534     1,353,098

Non-Interest Income:
  Brokerage and investment banking                        535,300       552,729
  Trust department income                                 102,569        69,921
  Service charges on deposit accounts                     418,142       288,613
  Mortgage servicing and origination fees                 128,845       111,573
  Securities gains (losses), net                           63,086        25,658
  Other                                                   406,412       350,263
                                                       ----------   -----------
   Total Non-Interest Income                            1,654,354     1,398,757

Non-Interest Expense:
  Salaries and employee benefits                        1,425,075     1,122,084
  Net occupancy expense                                   160,060       105,847
  Furniture and equipment expense                         101,977        81,347
  Impairment (recapture) of MSR's                          22,000        (1,000)
  Other                                                   754,194       532,005
                                                       ----------   -----------
   Total Non-Interest Expense                           2,463,306     1,840,283
                                                       ----------   -----------
   Income Before Income Taxes                           1,175,582       911,572
Applicable income taxes                                   351,817       259,731
                                                       ----------   -----------
   Net Income                                          $  823,765   $   651,841
                                                       ==========   ===========
   Net income available to
    common shareholders                                $  817,745   $   651,841
                                                       ==========   ===========
Average shares outstanding--year-to-date (1)              368,656       274,212
Average shares outstanding--year-to-date, diluted (1)     373,732       277,930
Actual shares outstanding--end of quarter (1)             466,241       274,040
Net income per share (1) (2)                           $     2.22   $      2.38
Net income per share, diluted (1) (2)                  $     2.19   $      2.35
Dividends per share (1)                                $     1.33   $      1.00

Taxable equivalent net interest income                 $2,182,063   $ 1,541,920

(1) Share and per share amounts for all periods presented prior to third quarter 2004 have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduced earnings per share $.03 per share for the year ended December 31, 2004. EITF 03-6 had no impact on 2003 per share amounts.

(3) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

(4) Certain amounts in prior periods have been adjusted to reflect current period presentation.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 6

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thousands; yields on taxable equivalent basis)

                                                    Quarter Ended
                                              12/31/04              9/30/04
                                              --------              -------
                                         Average     Yield/    Average     Yield/
                                         Balance      Rate     Balance      Rate
                                         -------      ----     -------      ----
Assets
Earning assets:
   Taxable securities                 $ 11,876,840    4.15%  $ 13,222,217   4.28%
   Non-taxable securities                  581,273    7.62%       555,324   8.03%
   Federal funds sold                      622,933    1.69%       674,308   1.31%
   Margin receivables                      517,938    4.31%       526,960   3.77%
   Loans, net of unearned
      income                            56,947,205    5.50%    56,126,009   5.20%
   Interest-bearing deposits
      in other banks                       108,281    1.62%        84,807   1.48%
   Loans held for sale                   2,038,951    6.48%     2,321,736   6.82%
   Trading account assets                  933,660    4.57%       996,587   3.71%
                                      ------------           ------------
      Total earning assets              73,627,081    5.27%    74,507,948   5.04%
Allowance for loan losses                 (757,444)              (757,611)
Cash and due from banks                  1,750,666              1,664,229
Other non-earning assets                 9,407,608              9,233,952
                                      ------------           ------------
                                      $ 84,027,911           $ 84,648,518
                                      ============           ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                   $  2,884,369    0.21%  $  2,926,811   0.22%
   Interest bearing transaction
      accounts                           3,156,103    1.32%     3,151,962   1.09%
   Money market accounts                19,614,293    0.80%    19,507,954   0.68%
   Certificates of deposit of
      $100,000 or more                   6,563,886    2.39%     5,824,425   2.14%
   Other interest-bearing
        accounts                        13,575,061    2.43%    14,005,713   2.21%
   Federal funds purchased               5,620,983    1.84%     6,623,019   1.33%
   Commercial paper                              -       -              -      -
   Other short-term borrowings           1,422,514    3.09%     1,601,968   2.74%
   Long-term borrowings                  7,331,189    3.71%     7,297,349   3.48%
                                      ------------           ------------
      Total interest-bearing
        liabilities                     60,168,398    1.85%    60,939,201   1.63%
Non-interest bearing deposits           11,588,505             11,263,949
Other liabilities                        1,590,382              1,839,944
Stockholders' equity                    10,680,626             10,605,424
                                      ------------           ------------
                                      $ 84,027,911           $ 84,648,518
                                      ============           ============
Net yield on interest earning assets                  3.76%                 3.71%

                                                    Quarter Ended
                                            6/30/04 (1)           3/31/04 (1)           12/31/03 (1)
                                            -----------           -----------           ------------
                                         Average    Yield/     Average    Yield/       Average   Yield/
                                         Balance     Rate      Balance     Rate        Balance    Rate
                                         -------     ----      -------     ----        -------    ----
Assets
Earning assets:
   Taxable securities                 $  8,349,129   3.98%  $  8,627,819   4.06%  $  8,607,323   3.99%
   Non-taxable securities                  424,592   7.86%       435,978   8.30%       463,019   7.81%
   Federal funds sold                      615,139   0.95%       614,627   0.90%       722,366   0.85%
   Margin receivables                      543,090   3.28%       513,922   3.28%       504,323   3.20%
   Loans, net of unearned
      income                            32,993,733   5.19%    32,342,081   5.27%    31,746,108   5.30%
   Interest-bearing deposits
      in other banks                         5,158   1.40%         7,568   1.17%        13,778   1.07%
   Loans held for sale                   1,712,772   5.88%     1,325,000   6.06%     1,616,801   6.07%
   Trading account assets                  634,804   3.93%       815,160   3.50%       782,120   3.81%
                                      ------------          ------------            ----------
      Total earning assets              45,278,417   4.92%    44,682,155   4.97%    44,455,838   4.98%
Allowance for loan losses                 (457,915)             (458,515)             (454,035)
Cash and due from banks                    992,416               945,080               958,244
Other non-earning assets                 3,657,906             3,652,006             3,709,341
                                      ------------          ------------          ------------
                                      $ 49,470,824          $ 48,820,726          $ 48,669,388
                                      ============          ============          ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                   $  1,450,083   0.22%  $  1,426,803   0.22%  $  1,416,434   0.26%
   Interest bearing transaction
      accounts                           2,771,453   0.87%     2,642,203   0.84%     2,481,147   0.84%
   Money market accounts                10,622,534   0.63%    10,578,972   0.61%    10,630,021   0.60%
   Certificates of deposit of
      $100,000 or more                   3,849,005   1.90%     3,544,559   1.94%     3,168,771   2.06%
   Other interest-bearing
        accounts                         8,705,335   2.05%     8,429,297   2.13%     8,815,274   2.17%
   Federal funds purchased               3,510,082   1.10%     3,546,344   0.98%     3,733,241   0.97%
   Commercial paper                              -      -          1,088   3.70%        11,634   3.72%
   Other short-term borrowings           1,185,923   2.90%     1,438,891   3.08%     1,417,052   3.02%
   Long-term borrowings                  5,719,057   3.72%     5,711,703   3.73%     5,688,221   3.76%
                                      ------------          ------------            ----------
      Total interest-bearing
        liabilities                     37,813,472   1.67%    37,319,860   1.69%    37,361,795   1.71%
Non-interest bearing deposits            6,003,804             5,709,946             5,761,914
Other liabilities                        1,291,955             1,313,753             1,131,137
Stockholders' equity                     4,361,593             4,477,167             4,414,542
                                      ------------          ------------          ------------
                                      $ 49,470,824          $ 48,820,726          $ 48,669,388
                                      ============          ============          ============
Net yield on interest earning assets                 3.53%                 3.56%                 3.54%

(1) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 7

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thousands; yields on taxable equivalent basis)

                                                                       Year Ended
                                                                       December 31
                                                                       -----------
                                                            2004 (1)                     2003 (1)
                                                            --------                     --------
                                                     Average       Yield/           Average     Yield/
                                                     Balance        Rate           Balance       Rate
                                                     -------        ----           -------       ----
Assets
Earning assets:
       Taxable securities                          $ 10,530,097     4.14%       $  8,713,805     4.06%
       Non-taxable securities                           499,669     7.93%            495,411     7.68%
       Federal funds sold                               631,844     1.22%            629,896     0.93%
       Margin receivables                               525,461     3.66%            491,474     3.24%
       Loans, net of unearned income                 44,667,472     5.31%         31,455,173     5.56%
       Interest-bearing deposits in other banks          51,700     1.54%             11,544     1.64%
       Loans held for sale                            1,851,422     6.38%          1,641,157     5.83%
       Trading account assets                           845,709     3.94%            794,536
                                                   ------------                 ------------     3.40%
              Total earning assets                   59,603,374     5.07%         44,232,996     5.17%
Allowance for loan losses                              (608,689)                    (452,296)
Cash and due from banks                               1,340,116                      952,971
Other non-earning assets                              6,503,347                    3,742,721
                                                   ------------                 ------------
                                                   $ 66,838,148                   48,476,392
                                                   ============                 ============
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
       Savings accounts                            $  2,176,025     0.22%       $  1,425,306     0.27%
       Interest bearing transaction
              accounts                                2,931,652     1.05%          2,234,794     0.95%
       Money market accounts                         15,105,420     0.70%         10,641,217     0.70%
       Certificates of deposit of
              $100,000 or more                        4,952,292     2.14%          3,232,152     2.54%
       Other interest-bearing accounts               11,193,122     2.23%          9,194,462     2.71%
       Federal funds purchased                        4,832,194     1.37%          3,515,253     1.04%
       Commercial paper                                     270     3.70%             15,533     3.76%
       Other short-term borrowings                    1,412,870     2.95%          1,785,486     3.57%
       Long-term borrowings                           6,519,193     3.65%          5,493,097     3.88%
                                                   ------------                 ------------
              Total interest-bearing liabilities     49,123,038     1.72%         37,537,300     1.98%
Non-interest bearing deposits                         8,656,768                    5,380,521
Other liabilities                                     1,510,135                    1,229,953
Stockholders' equity                                  7,548,207                    4,328,618
                                                   ------------                 ------------
                                                   $ 66,838,148                 $ 48,476,392
                                                   ============                 ============
Net yield on interest-earning assets                                3.66%                        3.49%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                           ALLOWANCE FOR LOAN LOSSES

($ amounts in thousands)

                                      Year Ended
                                      December 31
                                      -----------
                                 2004 (1)     2003 (1)
                                 --------     --------
Balance at beginning of year     $454,057     $437,164

Net loans charged off:
  Commercial                       77,767       75,749
  Real estate                      24,780       13,155
  Installment                      28,433       15,703
                                 --------     --------
      Total                       130,980      104,607
Allowance of acquired banks       303,144           --
Provision charged to expense      128,500      121,500
                                 --------     --------
Balance at end of period         $754,721     $454,057
                                 ========     ========

(1) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 8

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                SELECTED RATIOS

                                                                       Quarter Ended
                                                                       -------------
                                                 12/31/04     9/30/04    6/30/04 (2)  3/31/04 (2)  12/31/03 (2)
                                                 --------     -------    -----------  -----------  ------------
Return on average assets*                           1.12%        1.21%        1.32%        1.39%        1.34%

Return on tangible equity*                         16.49%       18.35%       19.99%       19.99%       19.52%

Return on average equity*                           8.81%        9.63%       14.94%       15.14%       14.72%

Stockholders' equity per share (1)               $ 23.06      $ 23.02      $ 16.11      $ 16.39      $ 16.25

Stockholders' equity to total assets               12.78%       12.70%        8.79%        9.07%        9.16%

Allowance for loan losses as a percentage
   of loans, net of unearned income                 1.31%        1.33%        1.35%        1.39%        1.41%

Loans, net of unearned income,
   to total deposits                               98.06%      100.90%       97.68%      104.28%       98.33%

Net charge-offs as a percentage of
   average loans*                                   0.33%        0.30%        0.34%        0.17%        0.40%

Total non-performing assets (excluding loans
   90 days past due) as a percentage of
   loans and other real estate                      0.79%        0.81%        0.67%        0.75%        0.94%

Total non-performing assets (including loans
   90 days past due) as a percentage of
   loans and other real estate                      0.92%        0.91%        0.78%        0.86%        1.05%

*Annualized

(1) Per share information has been restated to post-merger terms, giving effect to the 1.2346 for 1.0 exchange ratio that was applied to Regions shares in connection with the July 1, 2004 merger with Union Planters.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 9

LOANS

                        LOAN PORTFOLIO - PERIOD END DATA

                                                                                                12/31/2004          12/31/2004
($ amounts in thousands)    12/31/04      9/30/04     6/30/04      3/31/04    12/31/03         vs. 9/30/04*       vs. 12/31/03
------------------------   ----------- ------------ -----------  ----------- -----------   ------------------  ------------------
Commercial                 $15,592,887 $ 16,136,185 $10,034,086  $10,215,384 $10,182,176   $(543,298)  -13.5%  $ 5,410,711   53.1%
Residential Mortgages       11,518,716   11,300,286   8,199,935    8,267,924   8,318,711     218,430     7.7%    3,200,005   38.5%
Other Real Estate Loans     14,385,317   13,930,971   6,738,835    6,240,204   5,878,922     454,346    13.0%    8,506,395  144.7%
Construction                 6,529,751    6,365,291   3,647,943    3,601,942   3,484,767     164,460    10.3%    3,044,984   87.4%
Branch Installment           1,781,368    1,860,289   1,256,961    1,293,711   1,353,707     (78,921)  -17.0%      427,661   31.6%
Indirect Installment         1,597,641    1,698,165     808,130      368,595     362,496    (100,524)  -23.7%    1,235,145  340.7%
Consumer Lines of Credit     5,229,256    4,920,633   2,241,820    2,072,063   1,918,988     308,623    25.1%    3,310,268  172.5%
Student Loans                  892,018      884,760     709,074      709,927     684,556       7,258     3.3%      207,462   30.3%
                           ----------- ------------ -----------  ----------- -----------   ---------   -----   -----------  -----
                           $57,526,954 $ 57,096,580 $33,636,784  $32,769,750 $32,184,323   $ 430,374     3.0%  $25,342,631   78.7%
                           =========== ============ ===========  =========== ===========   =========   =====   ===========  =====

Loans Held for Sale (HFS):
Mortgage Loans HFS         $ 1,605,433 $  1,587,075 $ 1,231,132  $ 1,030,704 $ 1,021,544   $  18,358     4.6%  $   583,889   57.2%
Other Loans HFS                177,898      235,962           -      406,108     220,308     (58,064)  -98.4%      (42,410) -19.3%
                           ----------- ------------ -----------  ----------- -----------   ---------   -----   -----------  -----
  Total Loans HFS          $ 1,783,331 $  1,823,037 $ 1,231,132  $ 1,436,812 $ 1,241,852   $ (39,706)   -8.7%  $   541,479   43.6%
                           =========== ============ ===========  =========== ===========   =========   =====   ===========  =====

                        LOAN PORTFOLIO - AVERAGE BALANCES

                                                                                                    4Q04                4Q04
($ amounts in thousands)       4Q04        3Q04         2Q04         1Q04         4Q03             vs. 3Q04*           vs. 4Q03
------------------------   ----------- ------------ -----------  -----------  -----------   ------------------  ------------------
Commercial                 $15,562,577 $ 15,927,841 $10,169,811  $10,055,926  $10,198,310   $ (365,264)   -9.2% $ 5,364,267   52.6%
Residential Mortgages       11,375,564   11,120,060   8,151,118    8,289,986    8,227,683      255,504     9.2%   3,147,881   38.3%
Other Real Estate Loans     14,141,742   13,740,593   6,406,718    6,046,504    5,624,088      401,149    11.7%   8,517,654  151.4%
Construction                 6,466,120    6,148,828   3,681,832    3,563,666    3,449,078      317,292    20.6%   3,017,042   87.5%
Branch Installment           1,828,148    1,867,362   1,254,532    1,312,239    1,365,670      (39,214)   -8.4%     462,478   33.9%
Indirect Installment         1,616,454    1,691,378     450,481      364,603      372,293      (74,924)  -17.7%   1,244,161  334.2%
Consumer Lines of Credit     5,076,513    4,763,459   2,174,258    2,001,274    1,839,613      313,054    26.3%   3,236,900  176.0%
Student Loans                  880,087      866,488     704,983      707,883      669,373       13,599     6.3%     210,714   31.5%
                          ------------ ------------ -----------  -----------  -----------   ----------  ------  -----------  -----
                           $56,947,205 $ 56,126,009 $32,993,733  $32,342,081  $31,746,108   $  821,196     5.9% $25,201,097   79.4%
                           =========== ============ ===========  ===========  ===========   ==========  ======  ===========  =====
Loans Held for Sale (HFS):
Mortgage Loans HFS         $ 1,829,605 $  2,026,447 $ 1,352,118  $ 1,010,131  $ 1,224,068   $ (196,842)  -38.9% $   605,537   49.5%
Other Loans HFS                209,346      295,289     360,654      314,869      392,734      (85,943) -116.4%    (183,388) -46.7%
                          ------------ ------------ -----------  -----------  -----------   ----------  ------  -----------  -----
  Total Loans HFS          $ 2,038,951 $  2,321,736 $ 1,712,772  $ 1,325,000  $ 1,616,802   $ (282,785)  -48.7% $   422,149   26.1%
                           =========== ============ ===========  ===========  ===========   ==========  ======  ===========  =====

                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS

                                                                                                  4Q04                4Q04
($ amounts in thousands)       4Q04         3Q04        2Q04         1Q04         4Q03          vs. 3Q04*           vs. 4Q03
------------------------  ------------  -----------  -----------  -----------  -----------  ----------------   -----------------
Community Bank Loans (1)  $ 48,198,703  $47,283,146  $26,623,941  $26,063,955  $25,545,641  $ 915,557    7.7%  $22,653,062  88.7%
Wholesale Loans (1)          8,748,502    8,842,863    6,369,792    6,278,126    6,200,467    (94,361)  -4.3%    2,548,035  41.1%
                          ------------  -----------  -----------  -----------  -----------  ---------   ----   -----------  ----
                          $ 56,947,205  $56,126,009  $32,993,733  $32,342,081  $31,746,108  $ 821,196    5.9%  $25,201,097  79.4%
                          ============  ===========  ===========  ===========  ===========  =========   ====   ===========  ====

(1) Presentation of prior periods has been changed to reflect adjustments to the current period presentation.

* Linked quarter percentage changes are presented on an annualized basis.

- Strongest categories of growth in the loan portfolio continue to be commercial real estate related credits and consumer lines of credit.

- The quality of the loans originated in the Equity AssetLine campaign remains high, with an average FICO score of 731 at December 31, 2004.

- $8.6 million of loans held for sale in the Capital Factors business were sold in the quarter. There was no income statement effect as a result of this sale.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 10

DEPOSITS

                       DEPOSIT PORTFOLIO - PERIOD END DATA

                                                                                                  12/31/2004          12/31/2004
($ amounts in thousands)    12/31/04       9/30/04      6/30/04      3/31/04     12/31/03        vs. 9/30/04*        vs. 12/31/03
------------------------  ------------  ------------  -----------  -----------  -----------  -----------------   ------------------
Interest-Free Deposits    $ 11,424,137  $ 11,322,011  $ 5,953,180  $ 5,918,325  $ 5,717,747  $   102,126   3.6%  $ 5,706,390   99.8%
Interest-Bearing Checking    3,234,985     3,219,056    2,844,286    2,791,766    2,647,633       15,929   2.0%      587,352   22.2%
Savings                      2,867,669     2,873,369    1,442,133    1,473,000    1,420,891       (5,700) -0.8%    1,446,778  101.8%
Money Market                19,537,942    19,211,554   10,691,155   10,607,497   10,642,155      326,388   6.8%    8,895,787   83.6%
                          ------------  ------------  -----------  -----------  -----------  -----------  ----   -----------  -----
  Total Low-Cost Deposits   37,064,733    36,625,990   20,930,754   20,790,588   20,428,426      438,743   4.8%   16,636,307   81.4%
CD's < $100K                 9,444,820     9,135,136    4,743,932    4,827,603    5,056,916      309,684  13.6%    4,387,904   86.8%
CD's > $100K                 7,128,790     6,012,449    4,318,518    3,455,851    3,299,896    1,116,341  74.3%    3,828,894  116.0%
Other Time Deposits          5,028,680     4,815,682    4,443,757    2,351,531    3,947,297      212,998  17.7%    1,081,383   27.4%
                          ------------  ------------  -----------  -----------  -----------  -----------  ----   -----------  -----
                          $ 58,667,023  $ 56,589,257  $34,436,961  $31,425,573  $32,732,535  $ 2,077,766  14.7%  $25,934,488   79.2%
                          ============  ============  ===========  ===========  ===========  ===========  ====   ===========  =====

                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS

                                                                                                     4Q04              4Q04
($ amounts in thousands)      4Q04          3Q04          2Q04        1Q04         4Q03            vs. 3Q04*          vs. 4Q03
------------------------  ------------  ------------  -----------  -----------  -----------  -----------------  -----------------
Community Bank Deposits   $ 50,113,072  $ 49,279,855  $27,414,895  $27,284,201  $27,129,340  $ 833,217    6.8%  $22,983,732  84.7%
Wholesale Deposits           7,269,145     7,400,959    5,987,319    5,047,579    5,144,221   (131,814)  -7.1%    2,124,924  41.3%
                          ------------  ------------  -----------  -----------  -----------  ---------   ----   -----------  ----
                          $ 57,382,217  $ 56,680,814  $33,402,214  $32,331,780  $32,273,561  $ 701,403    4.9%  $25,108,656  77.8%
                          ============  ============  ===========  ===========  ===========  =========   ====   ===========  ====

*Linked quarter percentage changes are presented on an annualized basis.

- End of period deposits increased $2.1 billion or 15%, linked-quarter, annualized, primarily as a result of increases in low-cost interest-free and money market accounts and certificates of deposit.

- Average community banking deposits increased 7%, linked-quarter, annualized. Primary drivers of growth were interest-free deposits, interest-bearing checking and CD's.

- Call center sales campaign yielded 80,000 product sales in 2004 vs. 58,000 in 2003 and a cross-sell ratio on these product sales of 3.37 in 2004 vs.
      2.37 in 2003.

- In the legacy Regions deposit acquisition campaign, approximately 224,000 accounts were opened in 2004 toward a target of 250,000 new accounts and compared to 205,000 new accounts in 2003, an increase of 10%.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 11

OPERATING PERFORMANCE

                                     REVENUE

                                                                                                   4Q04            4Q04
($ amounts in thousands)           4Q04         3Q04         2Q04       1Q04       4Q03          vs. 3Q04*       vs. 4Q03
------------------------         ----------   ----------   --------   --------   --------    --------------  ---------------
Net Interest Income (TE basis)   $  695,345   $  694,217   $397,089   $395,411   $396,831    $ 1,128   0.6%  $298,514   75.2%
Non-Interest Income (excl. sec.
    gains/losses)                   459,064      456,303    330,724    345,177    323,061      2,761   2.4%   136,003   42.1%
                                 ----------   ----------   --------   --------   --------    -------   ---   --------   ----
  Total Revenue (TE basis)       $1,154,409   $1,150,520   $727,813   $740,588   $719,892    $ 3,889   1.4%  $434,517   60.4%
                                 ==========   ==========   ========   ========   ========    =======   ===   ========   ====

Fee Income as a % of Total
   Revenue                             39.8%        39.7%      45.4%      46.6%      44.9%
                                 ==========   ==========   ========   ========   ========

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

*Linked quarter percentage changes are presented on an annualized basis.

-     The net interest margin increased from 3.71% in 3Q04 to 3.76% in 4Q04.

- Average securities were down $1.3 billion quarter over quarter primarily as a result of securities sold in the third quarter for which the proceeds were not reinvested given balance sheet management strategies and the flattening of the yield curve.

- Regions is positioned slightly asset-sensitive at December 31, 2004, and expects to remain slightly asset sensitive for the near term.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 12

NON-INTEREST INCOME AND EXPENSE

                         NON-INTEREST INCOME AND EXPENSE

NON-INTEREST INCOME

                                                                                                   4Q04                4Q04
($ amounts in thousands)                    4Q04      3Q04      2Q04      1Q04      4Q03         vs. 3Q04*            vs. 4Q03
------------------------                  --------  --------  --------  --------  --------  ------------------  ----------------
Brokerage and investment banking          $145,926  $122,285  $128,886  $138,203  $135,634  $ 23,641     77.3%  $ 10,292     7.6%
Trust department income                     29,824    30,386    21,668    20,691    17,797      (562)    -7.4%    12,027    67.6%
Service charges on deposit accounts        133,381   139,286    73,607    71,868    73,042    (5,905)   -17.0%    60,339    82.6%
Mortgage servicing & origination fees (1)   41,227    46,166    19,868    21,584    20,339    (4,939)   -42.8%    20,888   102.7%
Securities gains(losses)                       197    49,937       149    12,803        (2)  (49,740)  -398.4%       199      NM
Insurance premiums & commissions            19,807    21,393    21,645    23,155    19,614    (1,586)   -29.7%       193     1.0%
Gain on sale of mortgage loans (1)          24,927    32,309    35,908    35,639    32,025    (7,382)   -91.4%    (7,098)  -22.2%
(Loss) on securitization of auto loans           -         -         -         -    (3,575)        -        -      3,575       -
Derivative income                            2,585     2,464     1,799       964     4,170       121     19.6%    (1,585)  -38.0%
SOI and Capital Factors                     22,683    21,908         -         -         -       775     14.2%       N/A     N/A
Other                                       38,704    40,106    27,343    33,073    24,015    (1,402)   -14.0%    14,689    61.2%
                                          --------  --------  --------  --------  --------  --------   ------   --------   -----
  Total non-interest income (1)           $459,261  $506,240  $330,873  $357,980  $323,059  $(46,979)   -37.1%  $136,202    42.2%
                                          ========  ========  ========  ========  ========  ========   ======   ========   =====

NON-INTEREST EXPENSE

                                                                                                     4Q04                4Q04
($ amounts in thousands)                   4Q04      3Q04      2Q04       1Q04        4Q03         vs. 3Q04*           vs. 4Q03
------------------------                 --------  --------  --------   ---------  ---------  -----------------  -----------------
Salaries and employee benefits (1)**     $420,328  $418,258  $282,369   $ 286,903  $ 274,526  $  2,070     2.0%  $ 145,802    53.1%
Net occupancy expense**                    52,070    52,281    25,985      27,800     27,748      (211)   -1.6%     24,322    87.7%
Furniture and equipment expense**          32,427    32,079    19,333      18,130     20,374       348     4.3%     12,053    59.2%
Amortization of core deposit intangible    12,552    12,974       421         420        334      (422)  -13.0%     12,218  3658.1%
Amortization of MSR's                      24,657    21,239     7,664       9,257      8,686     3,418    64.4%     15,971   183.9%
Impairment (recapture) of MSR's                 -    50,000   (40,000)     12,000          -   (50,000) -400.0%          -      NM
Loss on early extinguishment of debt            -         -    39,620           -          -         -      NM           -      NM
Merger-related and other charges           35,005    12,369     8,173         321          -    22,636   732.0%     35,005   100.0%
Other (1)**                               171,520   173,708   114,678     128,765    111,970    (2,188)   -5.0%     59,550    53.2%
                                         --------  --------  --------   ---------  ---------  --------  ------   ---------  ------
  Total non-interest expense (1)         $748,559  $772,908  $458,243   $ 483,596  $ 443,638  $(24,349)  -12.6%  $ 304,921    68.7%
                                         ========  ========  ========   =========  =========  ========  ======   =========  ======

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

*Linked quarter percentage changes are presented on an annualized basis.

** Net of merger and other charges in 2Q04, 3Q04 and 4Q04.

- Non-interest income, excluding securities gains and losses, increased $2.8 million linked-quarter, on a comparable basis.

- The allocation of mortgage servicing and origination fees is approximately 35% to origination activities and approximately 65% to servicing activities.

- Total cost saves of $30 million were recognized in 2004 with $6 million being recognized in 3Q04 and $24 million in 4Q04. Approximately $10 million of the fourth quarter cost saves are one-time expense reductions that will give rise to further cost saves of approximately $2.5 million per quarter on a go-forward basis.

- Non-interest expense, excluding merger-related charges and impairment of MSR's increased approximately $3 million on a comparable basis. Primary factors were cost saves offset by investments in people and branches in the fourth quarter which are expected to benefit revenue over the long term.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 13

MORGAN KEEGAN

                                 MORGAN KEEGAN

Summary Income Statement

                                                                                    4Q04               4Q04
($ amounts in thousands)      4Q04      3Q04      2Q04      1Q04      4Q03        vs. 3Q04*          vs. 4Q03
------------------------    --------  --------  --------  --------  --------  ----------------  ----------------
Revenues:
  Commissions               $ 49,305  $ 47,079  $ 38,751  $ 43,965  $ 41,503  $ 2,226    18.9%  $ 7,802    18.8%
  Principal transactions      42,524    40,169    48,583    53,838    51,010    2,355    23.5%   (8,486)  -16.6%
  Investment banking          34,877    19,529    24,944    24,545    28,064   15,348   314.4%    6,813    24.3%
  Interest                    17,669    14,334    11,470    12,636    12,434    3,335    93.1%    5,235    42.1%
  Trust fees and services     24,734    26,402    18,245    17,591    14,873   (1,668)  -25.3%    9,861    66.3%
  Investment advisory         25,992    22,832    20,530    18,683    19,210    3,160    55.4%    6,782    35.3%
  Other                        8,613     6,855     7,291     5,212     4,663    1,758   102.6%    3,950    84.7%
                            --------  --------  --------  --------  --------  -------   -----   -------   -----
    Total revenues           203,714   177,200   169,814   176,470   171,757   26,514    59.9%   31,957    18.6%

Expenses:
  Interest expense             9,233     6,954     5,303     7,397     6,761    2,279   131.1%    2,472    36.6%
  Non-interest expense       156,029   139,274   133,502   135,614   133,110   16,755    48.1%   22,919    17.2%
                            --------  --------  --------  --------  --------  -------   -----   -------   -----
    Total expenses           165,262   146,228   138,805   143,011   139,871   19,034    52.1%   25,391    18.2%
                            --------  --------  --------  --------  --------  -------   -----   -------   -----

Income before income taxes    38,452    30,972    31,009    33,459    31,886    7,480    96.6%    6,566    20.6%
Income taxes                  14,637    11,499    11,580    12,540    11,988    3,138   109.2%    2,649    22.1%
                            --------  --------  --------  --------  --------  -------   -----   -------   -----
Net income                  $ 23,815  $ 19,473  $ 19,429  $ 20,919  $ 19,898  $ 4,342    89.2%  $ 3,917    19.7%
                            ========  ========  ========  ========  ========  =======   =====   =======   =====

Breakout of Revenue by Division

                                         Fixed-
                                         income      Equity      Regions
                            Private      Capital    Capital        MK       Investment   Interest
($ amounts in thousands)    Client       Markets    Markets       Trust      Advisory     & Other
------------------------   ---------    ---------   --------    ---------   ----------   --------
THREE MONTHS ENDED
DECEMBER 31, 2004:
$ amount of revenue        $ 65,822     $ 45,222    $ 20,727    $ 24,734    $ 27,458     $ 19,751
% of gross revenue             32.3%        22.2%       10.2%       12.1%       13.5%         9.7%

THREE MONTHS ENDED
SEPTEMBER 30, 2004:
$ amount of revenue        $ 54,111     $ 41,524    $ 15,845    $ 26,402    $ 23,952     $ 15,366
% of gross revenue             30.5%        23.4%        9.0%       14.9%       13.5%         8.7%

YEAR ENDED
DECEMBER 31, 2004:
$ amount of revenue        $228,693     $188,031    $ 69,971    $ 86,972    $ 92,835     $ 60,696
% of gross revenue             31.4%        25.9%        9.6%       12.0%       12.8%         8.3%

YEAR ENDED
DECEMBER 31, 2003:
$ amount of revenue        $194,091     $254,177    $ 64,155    $ 60,279    $ 68,668     $ 53,069
% of gross revenue             27.9%        36.6%        9.2%        8.7%        9.9%         7.7%

*Linked quarter percentage changes are presented on an annualized basis.

- During the fourth quarter, Morgan Keegan executed a successful IPO of the RMK Advantage Income Fund. Fee and commission revenue from this offering was approximately $12 million and is included in the investment banking line item in the top table above. In the bottom table, approximately $10 million of the revenue was recognized in the private client group and approximately $2 million was recognized in the equity capital markets group.

- Commissions increased $2.2 million compared to 3Q04 as a result of increased trading volumes.

- Principal transactions revenues increased $2.4 million primarily due to non-commission private client group activity.

- Trust income was slightly lower compared to 3Q04 due primarily to fair market values of assets, on which many fees are based, being generally higher at the beginning of the third quarter than at the beginning of the fourth quarter.

- Investment banking revenues increased $15.3 million over the third quarter given a significant increase in deal flow from both the fixed income and equity businesses and the sale of the RMK Advantage Income Fund.

- Investment advisory revenues increased $3.2 million compared to 3Q04 as market values of assets increased and as assets under wrap fees continued to grow.

      (cont. on next page)

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 14

MORGAN KEEGAN (CONTINUED)

- Private client revenues increased $11.7 million linked quarter as equity markets improved in the fourth quarter and as a result of the closed end fund offering.

- Fixed income revenues were up $3.7 million linked quarter due to increased fixed income deal flow.

- Equity capital markets revenues increased $4.9 million or 31% as a result of a recovery in the markets from record low transaction volume in the third quarter combined with healthy deal flow and the closed end fund offering in the fourth quarter.

- Expenses increased $19 million primarily due to an increase in commission expense of approximately $14 million, travel and other expenses associated with transaction revenue, and expenses related to the integration of former PFIC advisors into Morgan Keegan.

- Average assets per financial advisor were $61.0 million at December 31, 2004 compared to $57.2 million at September 30, 2004. The increase is attributable primarily to improved equity market conditions in the fourth quarter.

- Total customer assets were $48.5 billion at December 31, 2004, compared to $44.5 billion at September 30, 2004.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 15

MORTGAGE OPERATIONS

                               MORTGAGE OPERATIONS


                                                     4Q04            3Q04             2Q04           1Q04             4Q03
                                                 -------------   -------------   -------------   -------------   -------------
Single family mortgage production (millions):
  Regions Mortgage                               $       2,353   $       2,456   $         952   $         731   $         801
  EquiFirst                                              1,676           1,344           1,476             985           1,081
                                                 -------------   -------------   -------------   -------------   -------------
   Total                                         $       4,029   $       3,800   $       2,428   $       1,716   $       1,882
                                                 =============   =============   =============   =============   =============

Gain(loss) on sale of mortgage loans (thous.):
  Regions Mortgage                               $         384   $       4,125   $        (946)  $         330   $         348
  EquiFirst (1)                                         24,543          28,184          36,854          35,309          31,677
                                                 -------------   -------------   -------------   -------------   -------------
   Total (1)                                     $      24,927   $      32,309   $      35,908   $      35,639   $      32,025
                                                 =============   =============   =============   =============   =============

Servicing portfolio                              $39.2 BILLION   $39.3 Billion   $15.8 Billion   $15.9 Billion   $16.1 Billion
Capitalized mortgage servicing rights (net)      $    396.6 MM   $    401.0 MM   $    156.8 MM   $    113.1 MM   $    126.8 MM
MSR valuation allowance                          $     61.5 MM   $     61.5 MM   $     11.5 MM   $     51.5 MM   $     39.5 MM
MSR capitalization rate - total portfolio             102 bps.        102 bps.         99 bps.         71 bps.         79 bps.
MSR capitalization rate - 3rd party servicing         127 bps.        131 bps.        138 bps.         98 bps.        108 bps.
New servicing capitalization rate                     117 bps.        122 bps.        132 bps.        129 bps.        130 bps.

                                                       4Q04              4Q04
                                                     vs. 3Q04*          vs. 4Q03
                                                 -----------------    ----------------
Single family mortgage production (millions):
  Regions Mortgage                               $  (103)    -16.8%   $ 1,552    193.8%
  EquiFirst                                          332      98.8%       595     55.0%
                                                 -------    ------    -------    -----
   Total                                         $   229      24.1%   $ 2,147    114.1%
                                                 =======    ======    =======    =====

Gain(loss) on sale of mortgage loans (thous.):
  Regions Mortgage                               $(3,741)   -362.8%   $    36     10.3%
  EquiFirst (1)                                   (3,641)    -51.7%    (7,134)   -22.5%
                                                 -------    ------    -------    -----
   Total (1)                                     $(7,382)    -91.4%   $(7,098)   -22.2%
                                                 =======    ======    =======    =====

(1) Presentation of prior periods has been changed to reflect adjustments to the current period presentation.

*Linked quarter percentage changes are presented on an annualized basis.

- Conforming mortgage production declined 4%, linked-quarter in line with industry trends.

- Non-conforming mortgage production increased 25% linked-quarter primarily as a result of growth in the Western U.S. portion of the business.

- EquiFirst's gain on sale of mortgage loans declined primarily as a result of compression in premiums, consistent with the market.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 16

CREDIT QUALITY

                                 CREDIT QUALITY

                                                                                                  YTD        YTD
($ in thousands)                      4Q04        3Q04        2Q04        1Q04        4Q03      12/31/04   12/31/03
------------------------------      --------   ---------   ---------   ---------   ---------    --------   --------
Allowance for loan losses           $754,721   $ 756,750   $ 452,677   $ 455,566   $ 454,057    $754,721   $454,057
Provision for loan losses           $ 45,000   $  43,500   $  25,000   $  15,000   $  30,000    $128,500   $121,500

Net loans charged off:
  Commercial                        $ 28,744   $  19,201   $  21,472   $   8,350   $  24,503    $ 77,767   $ 75,749
  Real estate                          6,560      12,716       3,846       1,658       3,739    $ 24,780   $ 13,155
  Installment                         11,725      10,654       2,571       3,483       3,741    $ 28,433   $ 15,703
                                    --------   ---------   ---------   ---------   ---------    --------   --------
    Total                           $ 47,029   $  42,571   $  27,889   $  13,491   $  31,983    $130,980   $104,607
                                    ========   =========   =========   =========   =========    ========   ========

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                            0.74%       0.50%       0.83%       0.33%       0.94%       0.61%      0.71%
  Real estate                           0.08%       0.17%       0.09%       0.04%       0.09%       0.10%      0.09%
  Installment                           0.48%       0.41%       0.18%       0.25%       0.27%       0.36%      0.29%
                                    --------   ---------   ---------   ---------   ---------    --------   --------
     Total                              0.33%       0.30%       0.34%       0.17%       0.40%       0.29%      0.33%
                                    ========   =========   =========   =========   =========    ========   ========

Non-performing assets:
Non-accrual loans                   $388,379   $ 389,491   $ 187,685   $ 201,805   $ 250,344
Renegotiated loans                       279         284           -         391         886
Other real estate                     63,598      72,424      37,652      45,356      52,195
                                    --------   ---------   ---------   ---------   ---------
  Total                             $452,256   $ 462,199   $ 225,337   $ 247,552   $ 303,425
                                    ========   =========   =========   =========   =========

Loans past due > 90 days            $ 74,777   $  61,545   $  37,147   $  34,091   $  35,187

- Annualized charge-offs were 0.33% of average loans in 4Q04 compared to a low 0.30% of average loans in 3Q04.

- Non-performing assets declined 2.2%, linked-quarter, primarily in the other real estate category.

- At December 31, 2004, non-performing assets totaled 0.79% of loans and other real estate compared to 0.81% at September 30, 2004.

- Regions non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- The largest non-performing loan has an outstanding balance of approximately $11 million.

- Of the 25 largest ORE properties, the largest has a book value of $2.4 million and the smallest has a book value of $329,000.

- In January 2005, a customer with aggregate indebtedness totaling approximately $60 million filed bankruptcy. The credit is current and well secured. This credit is not included in non-performing assets as of December 31, 2004. We will continue to monitor the status of this credit in 2005.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 17

ADDITIONAL FINANCIAL AND OPERATIONAL DATA

                                   4Q04       3Q04      2Q04      1Q04       4Q03
                                  -------    ------    ------    ------    -------
FTE employees                      26,117    26,382    16,506    16,258     16,180
Authorized shares remaining
  under buyback program           19.2 MM     20 MM     20 MM      7 MM    10.4 MM
Full service offices                1,322     1,315       689       683        681
ATM's                               1,619     1,639       754       754        749
Morgan Keegan offices                 244       232       148       147        142

- Regions has Board of Directors authorization to repurchase up to 20 million shares of common stock.

-     843,000 shares were repurchased in the fourth quarter.

- Increase in Morgan Keegan offices is primarily related to placement of FA's in legacy Union Planters bank branches.

MERGER-RELATED AND OTHER CHARGES
(Pre-tax dollars in millions)

                                                                           REGIONS
                                                             INCOME STATEMENT   EXCESS PURCHASE
       2004                        TOTAL    UNION PLANTERS         EFFECT            PRICE
------------------------------    -------   --------------   ----------------   ---------------
   First Quarter                  $  12.2   $         11.9   $            0.3   $             -
   Second Quarter                   128.2            114.5                8.2               5.5
   Third Quarter                     92.0              n/a               12.4              79.6
   Fourth Quarter                    35.0              n/a               35.0                 -
                                  -------   --------------   ----------------   ---------------
Cumulative to date                  267.4            126.4               55.9              85.1
                                  -------   --------------   ----------------   ---------------

Originally projected merger-
    related expenses(1)             300.0

Union Planters restructuring
    charges(2)                       60.0

Total merger-related              -------
    restructuring charges         $ 360.0
                                  -------

Estimated remaining charges       -------
    to be incurred                $  92.6
                                  =======

Cumulative to date vs.
    total projected                  74.3%
                                  =======

(1) Projections provided by management at time of merger announcement, January 23, 2004.

(2) Projections provided by Union Planters management in 4Q03 press release.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2004 EARNINGS RELEASE
PAGE 18

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (1) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (2) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (3) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (4) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (5) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (6) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (1) the cost and other effects of material contingencies, including litigation contingencies; (2) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (3) our ability to keep pace with technological changes; (4) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (5) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (6) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (7) our ability to achieve the earnings expectations related to the businesses that we have acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

In addition, statements made in this financial supplement and the accompanying press release, other periodic reports filed by Regions with the Securities and Exchange Commission, and other written or oral statements made by or on behalf of Regions may include forward looking statements relating to the benefits of the merger between Regions and Union Planters Corporation, including future financial and operating results, and Regions' plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among those addressed above and others, could cause actual results to differ materially from those set forth in such forward-looking statements: (1) the level and timeliness of realization, if any, of expected cost savings and revenue synergies from the merger; (2) difficulties related to the operational effects of the merger and the integration of the businesses of Regions and Union Planters, including integration of information systems and retention of key personnel; (3) disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers; (4) a materially adverse change in the financial condition of Regions, Union Planters or the combined company; (5) lower than expected revenues following the merger
(6) other difficulties resulting from the merger.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.